For Immediate Release

8x8 Signs Definitive Agreement to Acquire
UK-Based Voicenet Solutions

Acquisition Leverages 8x8's Existing UK Data Center Infrastructure and Expands
Operational Footprint in Europe as the Company Continues its Global Reach Initiative

SAN JOSE, Calif., Nov. 11, 2013 - 8x8, Inc. (NASDAQ:EGHT), a provider of cloud communications and collaboration solutions to more than 35,000 business customers, today announced it has signed a definitive agreement to acquire privately-held Voicenet Solutions, one of the leading providers of cloud business telephony and communications services in the United Kingdom, for $18.4 million in cash. The transaction is subject to customary closing conditions and is expected to close before the end of the calendar year.

Considered a pioneer in the UK market since 2004, Voicenet Solutions provides a range of award-winning unified communications services supporting both SMB and mid-market businesses, including fixed mobile convergence applications that offer the features and functionality of desktop business phone solutions on smart phones.

"The acquisition of Voicenet clearly demonstrates the execution of our international expansion strategy as well as our move upmarket," said Vik Verma, Chief Executive Officer of 8x8. "With its existing operational footprint, team of highly skilled and dedicated employees, solid mid-market and distributed enterprise customer base, and outstanding reputation in the UK, Voicenet provides 8x8 with an excellent opportunity to replicate in Europe the successful, profitable SaaS communications and collaboration business we've built in North America. We view this expansion model as a key component of our Global Reach initiative and, including this acquisition, we continue to target non-GAAP net income as a percentage of revenue in the high single digit range."

Verma continued, "This acquisition provides 8x8 an operational presence in Europe to support our US customers with multinational offices and at the same time enables Voicenet to market a broader range of services to its installed base of customers. We look forward to welcoming our new Voicenet employees to 8x8 and providing their UK customers with our comprehensive, secure and reliable cloud communications and collaboration services."

"Voicenet has an established base of over 1,000 business customers and is well respected in the UK market," said Kevin Scott-Cowell, CEO of Voicenet Solutions. "8x8 has a suite of cloud communications and collaboration services which will strengthen and extend our existing portfolio of services among our growing base of UK and multinational customers."

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) offers a comprehensive portfolio of unified cloud-based communications and collaboration services that includes hosted cloud telephony, office communications, contact center, video conferencing and virtual desktop software and services. The company has been delivering business services to SMB, mid-market and distributed enterprises since 2004 and has garnered a reputation for technical excellence and outstanding reliability. In 2012, 8x8 was recognized as the No. 1 Provider of Hosted IP Telephony by Frost & Sullivan and Synergy Research Group. For additional information, visit www.8x8.com, or connect with 8x8 on Google+, Facebook, LinkedIn and Twitter.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products and services, the reliability of our services, the prices for our services, customer renewal rates, customer acquisition costs, our ability to compete effectively in the hosted telecom services business, actions by our competitors, including price reductions for their telephone services, potential federal and state regulatory actions, compliance costs, potential warranty claims and product defects, our needs for and the availability of adequate working capital, our ability to innovate technologically, the timely supply of products by our contract manufacturers, our management's ability to execute its plans, strategies and objectives for future operations, including the execution of integration plans, and to realize the expected benefits of our acquisitions, and potential future intellectual property infringement claims and other litigation that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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Contact:

8x8, Inc.
Joan Citelli, 408-654-0970
Joan.citelli@8x8.com